UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                            FORM 8-A 12B

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                         Aaron Rents, Inc.
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       (Exact name of registrant as specified in its charter)

         Georgia                                  58-0687630
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(State of incorporation or organization)        (I.R.S. Employer
                                               Identification No.)

 309 E. Paces Ferry Road, N.E., Atlanta, Georgia       30305
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(Address of principal executive offices)            (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered

Class A Common Stock, par value $0.50       New York Stock Exchange,
per share                                   Inc. __________

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If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration Statement file number to which this Form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                N/A
                    ---------------------------
                          (Title of Class)


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
Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

               Incorporated herein by reference is the description of the Class A common stock set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-2 (Registration No. 33-76354) under the Securities Act of 1933, as amended, filed on May 2, 1994, as amended.

Item 2.   Exhibits.
          --------

    II.3.1 Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

    II.3.2     Amended and Restated Bylaws of Registrant.

    II.4.1 Specimen of form of certificate representing shares of Class A Common Stock of Registrant, par value $0.50 per share.

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


March 9, 1998                           AARON RENTS, INC.
                                        -----------------
                                        (Registrant)



                                        By:______________________________
                                           Gilbert L. Danielson
                                           Chief Financial Officer


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